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Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CREDIT AGREEMENT

SPECIALTY LABORATORIES, INC.
and
BNP PARIBAS
as Agent

FIRST UNION NATIONAL BANK
UNION BANK OF CALIFORNIA, N.A.
and
U.S. BANK NATIONAL ASSOCIATION
as Co-Syndication Agents

and CERTAIN FINANCIAL INSTITUTIONS
as Lenders

$40,000,000
March 26, 2002

i

ii

Schedules and Exhibits:

Schedule 1	—	Disclosure Schedule
Schedule 2	—	Security Schedule
Schedule 3	—	Insurance Schedule
Schedule 4	—	Lenders Schedule
Exhibit A	—	Promissory Note
Exhibit B	—	Borrowing Notice
Exhibit C	—	Continuation/Conversion Notice
Exhibit D	—	Certificate Accompanying Financial Statements
Exhibit E	—	Opinion of Counsel for Restricted Persons
Exhibit F	—	Assignment and Acceptance
Exhibit G	—	Borrowing Base Report
Exhibit H	—	Financial Covenants
Exhibit I	—	Guaranty Agreement
Exhibit J	—	Pledge Agreement

iii

CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is made as of March 26, 2002, by and between Specialty Laboratories, Inc., a California corporation (herein called "Borrower"), and BNP Paribas, a bank organized and existing under the laws of France, individually and as agent (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

ARTICLE I—Definitions and References

        Section 1.1.    Defined Terms.    As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

        "Adjusted Base Rate" means the Base Rate plus the Base Rate Margin, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

        "Adjusted LIBOR Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum equal to the sum of (a) the Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the LIBOR Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted LIBOR Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted LIBOR Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes.

        "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management of policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means BNP Paribas, as Agent hereunder, and its successors in such capacity.

        "Agreement" means this Credit Agreement.

        "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

        "Approved Fund" means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

        "Base Rate" means the higher of (a) Agent's [***]* and (b) the [***]*. If Agent's Prime Rate changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in Agent's Prime Rate.

        "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

        "Base Rate Margin" means, on each day prior to [***]*, and on each day thereafter:

  (a)
  [***]* when the Pricing Senior Leverage Ratio is less than or equal to [***]*,

  (b)
  [***]* when the Pricing Senior Leverage Ratio is greater than [***]*.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

From and after [***]*, the Base Rate Margin in effect on any day is based upon the Pricing Senior Leverage Ratio, as determined from financial statements delivered pursuant to Section 6.2(a) or Section 6.2(b) then most recently received by Agent, effective as of the date such financial statements are received by Agent. In the event Borrower at any time fails to deliver financial statements in compliance with either Section 6.2(a) or Section 6.2 (b), until such time as each Lender Party receives the applicable financial statements, the Base Rate Margin shall mean on each day during such period, [***]*.

        "Borrower" means Specialty Laboratories, Inc., a California corporation.

        "Borrowing" means a borrowing of new Loans of a single Type pursuant to Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

        "Borrowing Base" means, at the particular time in question, 85% of Borrower's Eligible Accounts; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Credit Amount.

        "Borrowing Base Report" means a report in the form attached hereto as Exhibit G, appropriately completed, together with a detailed aged schedule of all Eligible Accounts as of the date specified in such report, listing face amounts and dates of invoices of each such Eligible Account and the name and address of each account debtor obligated on such Eligible Accounts (and, upon request of Agent, copies of invoices, credit reports, and any other matters and information relating to the Eligible Accounts).

        "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

        "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York City, New York or San Francisco, California. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

        "Cash Equivalents" means Investments in:

  (a)
  marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

  (b)
  demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody's or AA- by S & P;

  (c)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

  (d)
  open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least [***]* by Moody's or [***]* by S & P (at the time acquired by a Restricted Person); and

  (e)
  money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        "Change of Control" means the occurrence of either of the following events: (a) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 50% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) or (b) one-half or more of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

        "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

        "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

        "Continuation" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

        "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

        "Conversion" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

        "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

        "Default Rate" means, at the time in question (a) with respect to any Base Rate Loan, the rate per annum equal to [***]* then in effect and (b) with respect to any Eurodollar Loan, the rate per annum equal to [***]* then in effect for such Loan, provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

        "Disclosure Report" means either a notice given by Borrower under Section 6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(b).

        "Disclosure Schedule" means Schedule 1 hereto.

        "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person or any other Restricted Person (including any such option or warrant).

        "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on the Lenders Schedule, or such other office as such Lender may from time to time specify to Borrower and Agent.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        "Eligible Accounts" means at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for goods sold or leased or services rendered in the ordinary course of business, in which Agent (for the benefit of Lenders) has a perfected, first priority lien, after deducting (without duplication): (i) each such account that is unpaid 60 days or more after the original invoice date thereof, (ii) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts, (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors, (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms by reason of which payment by the account debtor may be conditional, (v) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (vi) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors, (vii) all accounts owing by any affiliates of Borrower, (viii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Agent of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been executed by Borrower in favor of Agent, (ix) all accounts due Borrower by any account debtor whose principal place of business is located outside the United States of America and its territories, (x) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment, (xi) that portion of all account balances owing by any single account debtor which exceeds twenty percent (20%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, and (xii) if more than twenty percent (20%) of the then balance owing by any single account debtor does not qualify as an Eligible Account under the foregoing provisions, then the aggregate amount of all accounts owing by such account debtor shall be excluded from Eligible Accounts.

        "Eligible Transferee" means a Person which either (a) is a Lender, an Affiliate of a Lender or an Approved Fund, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

        "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        "ERISA Affiliate" means any corporation or trade or business which for purposes of Title IV of ERISA is a member of the same controlled group of corporations as Borrower which, within the meaning of Section 414(b) of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder or under common control with Borrower, within the meaning of Section 414(c) of the Internal Revenue Code, and the regulations promulgated and rulings issued thereunder.

        "ERISA Termination Event" means (a) the occurrence with respect to any Plan of (1) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (2) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for thirty-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of Borrower or any Affiliate thereof from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the Lenders Schedule (or, if no such office is specified, its Domestic Lending Office), or such other office of Lender as Lender may from time to time specify to Borrower and Agent.

        "Eurodollar Loan" means a Loan that bears interest at the Adjusted LIBOR Rate.

        "Eurodollar Margin" means, on each day prior to [***]*, and on each day thereafter:

  (a)
  [***]* when the Pricing Senior Leverage Ratio is less than or equal to [***]*; and

  (b)
  [***]* when the Pricing Senior Leverage Ratio is greater than [***]*.

From and after [***]*, the Eurodollar Margin in effect on any day (whether in the middle of an Interest Period or otherwise) is based upon the Pricing Senior Leverage Ratio, as determined from financial statements delivered pursuant to Section 6.2(a) or Section 6.2(b) then most recently received by Agent, effective as of the date such financial statements are received by Agent. In the event Borrower at any time fails to deliver financial statements in compliance with either Section 6.2(a) or Section 6.2 (b), until such time as each Lender Party receives the applicable financial statements, the Eurodollar Margin shall mean on each day during such period, [***]*.

        "Event of Default" has the meaning given to such term in Section 8.1.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate (expressed as a per annum rate and rounded upwards, if necessary, to the next 1/16 of 1%) equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent. All determinations of the Fed Funds Rate by Agent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Borrower.

        "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

        "Fiscal Year" means a twelve-month period ending on December 31 of any year.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the Initial Financial Statements (except for changes with which Borrower's independent public accounts concur).

        "Guarantor" means any Person, from time to time guaranteeing some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person from time to time guaranteeing some or all of the Obligations and who has been accepted by Agent as a Guarantor.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        "Hazardous Substance" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, regulated under, or otherwise classified pursuant to, any Environmental Laws as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste or substance," "infectious waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of deleterious properties, including ignitability, corrosiveness, reactivity, carcinogenicity, toxicity or reproductive toxicity; (ii) petroleum, any fraction of petroleum, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iii) asbestos and any asbestos containing material; (iv) "waste" as defined in section 13050(d) of the California Water Code; and (v) any other material that, because of its quantity, concentration or physical or chemical characteristics, poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.

        "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

        "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

        "Inactive Subsidiary" means a Subsidiary that (a) is not engaged in any active or passive business, (b) holds tangible assets with a value not in excess of [***]* in the aggregate, and (c) produces no revenue.

        "Indebtedness" of any Person means, without duplication, Liabilities in any of the following categories:

        (a)  Liabilities for borrowed money,

        (b)  Liabilities constituting an obligation to pay the deferred purchase price of property or services,

        (c)  Liabilities evidenced by a bond, debenture, note or similar instrument,

        (d)  Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

        (e)  Liabilities arising under Hedging Contracts,

        (f)    Liabilities constituting principal under leases capitalized in accordance with GAAP,

        (g)  Liabilities arising under conditional sales or other title retention agreements,

        (h)  Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

        (i)    Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property,

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        (j)    Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

        (k)  Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment),

        (l)    Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor, or

        (m)  Liabilities under any "synthetic" or other lease of property or related documents (including a separate purchase agreement) which obligate such Person or any of its Affiliates (whether by purchasing or causing another Person to purchase any interest in the leased property or otherwise) to guarantee a minimum residual value of the leased property to the lessor.

For purposes of this definition, the amount of Liabilities described in the last clause of the preceding sentence with respect to any lease classified according to GAAP as an "operating lease," shall equal the sum of (1) the present value of rentals and other minimum lease payments required in connection with such lease (calculated in accordance with SFAS 13 and other GAAP relevant to the determination of whether such lease must be accounted for as an operating lease or capital lease), plus (2) the fair value of the property covered by the lease; provided, however, that such amount shall not exceed the price, as of the date a determination of Indebtedness is required hereunder, for which the lessee can purchase the leased property pursuant to any valid ongoing purchase option if, upon such a purchase, the lessee shall be excused from paying rentals or other minimum lease payments that would otherwise accrue after the purchase.

        Notwithstanding the foregoing, the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

        "Initial Financial Statements" means the audited annual Consolidated financial statements of Borrower dated as of December 31, 2001.

        "Insurance Schedule" means Schedule 3 attached hereto.

        "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last Business Day of each calendar month, and (b) with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six months in length, the date specified by Agent which is approximately three months after such Interest Period begins; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1 (a) or (b).

        "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

        "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, three, or six months thereafter, as Borrower may elect in such notice; provided that: (m) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business

Day; (n) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (o) notwithstanding the foregoing, any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next preceding Business Day).

        "Investment" means any investment, made directly or indirectly, in any Person or any property, whether by purchase, acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

        "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

        "Lender" means each signatory hereto (other than Borrower and any Restricted Person that is a party hereto), including BNP Paribas in its capacity as a Lender hereunder rather than as Agent, and the successors of each such party as holder of a Note.

        "Lender Parties" means Agent and all Lenders.

        "Lenders Schedule" means Schedule 4 hereto.

        "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

        "LIBOR" means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate determined by Agent to be the average rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates at which deposits of dollars are offered or available to Agent in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such period. Agent shall consider deposits, for purposes of making the determination described in the preceding sentence, that are offered: (i) for delivery on the first day of such Interest Period, as the case may be, (ii) in an amount equal or comparable to the total in the appropriate amount of the Eurodollar Loan, and (iii) for a time equal or comparable to the length of such Interest Period. If Agent so chooses, it may determine LIBOR for any Interest Period by reference to the rate reported by the British Banker's Association on Page 3750 of the Telerate Service at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of such Interest Period. All determinations of LIBOR by Agent shall, in the absence of clear and demonstrable error, be binding and conclusive upon Borrower.

        "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

        "Loan Documents" means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters) but specifically excluding all Hedging Contracts to which any Restricted Person and any Lender or Affiliate of any Lender are parties.

        "Loans" has the meaning given to such term in Section 2.1.

        "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

        "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

        "Material Properties" has the meaning given to such term in Section 5.2.

        "Maturity Date" means March 21, 2005.

        "Maximum Credit Amount" means the amount of $40,000,000.

        "Moody's" means Moody's Investors Service, Inc., or its successor.

        "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate during the preceding six years and which is covered by Title IV of ERISA.

        "Note" has the meaning given to such term in Section 2.1.

        "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

        "Operative Documents" has the meaning given in that certain Common Definitions and Provisions Agreement of even date herewith between Borrower and BNP Paribas Leasing Corporation, as from time to time amended, modified or restated.

        "Percentage Share" means, with respect to any Lender (a) when used in Section 2.1, 2.2 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth below such Lender's name on Lenders Schedule, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question, by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

        "Permitted Acquisitions" means (a) the acquisition of all of the capital stock or other equity interest in a Person or (b) any acquisition of all or a substantial portion of the business, assets or operations of a Person, provided that (i) prior to and after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing, (ii) [***]*, and (iv) any business entity being acquired must be substantially in the same line of business as the Restricted Persons.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        "Permitted Investments" means (a) Cash Equivalents, (b) property used in the ordinary course of business of the Restricted Persons, (c) current assets arising from the sale or lease of goods and services in the ordinary course of business by the Restricted Persons or from sales permitted under Section 7.5, (d) Investments by Borrower in any of its wholly owned Subsidiaries which is a Guarantor, (e) marketable obligations issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (f) commercial paper issued by a corporation (other than an Affiliate of Borrower) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia and, at the time of purchase by any Restricted Person, given a rating of at least [***]*, (g) bonds issued by a corporation (other than an Affiliate of Borrower) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia and, at the time of purchase by any Restricted Person, given a rating of at least [***]*, (h) Permitted Acquisitions, and (i) equity investments in any corporation (other than Affiliates of Borrower) organized and in existence under the laws of the United States, or any State thereof or the District of Columbia, so long as (1) the primary line of business of such corporation is either medical diagnostics or biomedical research, (2) the Restricted Persons do not [***]* of such corporation, and (3) the aggregate amount of all [***]* made by Restricted Persons in any calendar year does not exceed [***]*.

        "Permitted Liens" means:

        (a)  statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

        (b)  landlords', operators', carriers', warehousemen's, repairmen's, mechanics', materialmen's, or other like Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

        (c)  minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

        (d)  deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds) incurred in the ordinary course of business;

        (e)  Liens under the Security Documents;

        (f)    Liens securing Indebtedness owed by Borrower pursuant to the Operative Documents; and

        (g)  Liens securing Indebtedness incurred for the purpose of purchasing or acquiring equipment, so long as the aggregate outstanding amount of such Indebtedness at any time does not exceed [***]* and such Indebtedness is secured only by the equipment so purchased or acquired.

        "Person" means an individual, a corporation, a partnership, an unincorporated organization, an association, a joint stock company, a joint venture, a trust, an estate, a government or agency or political subdivision thereof or other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA and to which contributions have been made, by Borrower or any ERISA Affiliate of Borrower during the preceding six years and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

        "Pricing Senior Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) the remainder of [***]* (all capitalized terms contained in this definition having the meanings set forth in Exhibit H).

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        "Prime Rate" means the prime interest rate or equivalent charged by Agent in the United States of America as most recently announced or published by Agent from time to time, which need not be the lowest interest rate charged by Agent. If for any reason Agent does not announce or publish a prime rate or equivalent, the prime rate or equivalent announced or published by either CitiBank, N.A. or any New York branch or office of Credit Commercial de France as selected by Agent shall be used to compute the rate describe in the preceding sentence. The prime rate or equivalent announced or published by such bank need not be the lowest rate charged by it. The Prime Rate may change from time to time without notice to Borrower as of the effective time of each change in rates described in this definition.

        "Rating Agency" means either S & P or Moody's.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

        "Reserve Requirement" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

        "Restricted Person" means any of Borrower, each Guarantor and each Substantial Subsidiary of Borrower.

        "S & P" means Standard & Poor's Ratings Services (a division of The McGraw Hill Companies), or its successor.

        "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

        "Security Schedule" means Schedule 2 hereto.

        "Subsidiary" means, with respect to any Person, any Affiliate of which at least a majority of the securities or other ownership interests having ordinary voting power then exercisable for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

        "Substantial Subsidiary" means a Subsidiary which is not an Inactive Subsidiary.

        "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

        "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

        "Unrestricted Cash" means all cash and Cash Equivalents, other than cash or Cash Equivalents subject to any Lien (including a Lien granted pursuant to the Cash Collateral Agreement).

        Section 1.2.    Exhibits and Schedules; Additional Definitions.    All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule and Exhibit H for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

        Section 1.3.    Amendment of Defined Instruments.    Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

        Section 1.4.    References and Titles.    Words of any gender used in each Loan Document shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context otherwise requires. References in any Loan Document to Exhibits, Schedules, Articles, Sections, subsections or other subdivisions shall refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections or subdivisions of that Loan Document, unless specific reference is made to another document or instrument. Exhibits and Schedules to any Loan Document shall be deemed incorporated by reference to such Loan Document. All capitalized terms used in each Loan Document which refer to other documents shall be deemed to refer to such other documents as they may be renewed, extended, supplemented, amended or otherwise modified from time to time, provided such documents are not renewed, extended or modified in breach of any provision contained in the Loan Documents or, in the case of any other document to which Agent or any Lender is a party or of which Agent or any Lender is an intended beneficiary, without the consent of Agent and, to the extent required herein, Lenders. All accounting terms used but not specifically defined in any Loan Document shall be construed in accordance with GAAP. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import when used in each Loan Document refer to that Loan Document as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Paragraph", "this subparagraph", "this Section", "this subsection" and similar phrases used in any operative document refer only to the Paragraph, subparagraph, Section, subsection or other subdivision described in which the phrase occurs. As used in the Loan Documents the word "or" is not exclusive. As used in the Loan Documents, the words "include", "including" and similar terms shall be construed as if followed by "without limitation to". Unless otherwise specified, references herein to any particular Person also refers to its successors and permitted assigns.

        Section 1.5.    Calculations and Determinations.    All calculations under the Loan Documents of interest chargeable with respect to the Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any LIBOR Rate, Adjusted LIBOR Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

        Section 1.6.    Joint Preparation; Construction of Indemnities and Releases.    This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or being released.

ARTICLE II—The Loans

        Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time prior to the Maturity Date, provided that after giving effect to such Loans, the aggregate outstanding amount of Loans does not exceed the Borrowing Base determined as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $1,000,000 or must equal the remaining availability under the Borrowing Base. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

        Section 2.2.    Requests for New Loans.    Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

        (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

        (b) be received by Agent not later than 10:00 a.m., New York, New York time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate applicable to Base Rate Loans, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

        Section 2.3.    Continuations and Conversions of Existing Loans.    Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than three Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

        (a) specify the existing Loans which are to be Continued or Converted;

        (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

        (c) be received by Agent not later than 10:00 a.m., New York, New York time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

        Section 2.4.    Use of Proceeds.    Borrower shall use all Loans to finance capital expenditures, finance acquisitions permitted pursuant to Section 7.7, and provide working capital for its operations and for other general business purposes. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

        Section 2.5.    Interest Rates and Fees.

        (a) Interest Rates. As provided in the Notes: (i) each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day, (ii) each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day, and (iii) if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall bear interest at the rates and in the manner set forth in the Notes.

        (b) Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of [***]* to such Lender's Percentage Share of the unused portion of the Maximum Credit Amount on each day prior to the Maturity Date, determined for each such day by deducting from the amount of the Maximum Credit Amount at the end of such day the outstanding principal amount of the Loans. This commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and on the Maturity Date. Notwithstanding the foregoing, if during any Fiscal Quarter, any Lender (a "Defaulting Lender") fails to make available a Loan, has not cured such failure and no Default or Event of Default was continuing on the date of such failure, Borrower shall have no obligation to pay the Defaulting Lender its commitment fee for such Fiscal Quarter until such time as the Defaulting Lender makes available such Loan.

        (c) Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay to Agent the fees described in a letter agreement of even date herewith between Agent and Borrower.

        Section 2.6.    Mandatory Prepayments.

        (a)  If at any time the aggregate outstanding amount of the Loans exceeds the Borrowing Base, Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such excess.

        (b) Borrower understands and agrees that for a period of not less than fourteen (14) consecutive days during each Fiscal Year, Borrower shall have repaid the aggregate outstanding amount of the Loans, together with all accrued but unpaid interest thereon.

        (c)  Borrower shall immediately prepay the principal of the Loans in an amount equal to the proceeds (net of expenses) from either of the following:

            (i)  additional equity issuances of Borrower; and

          (ii)  any sale, transfer, assignment or other disposition of any property, rights, assets or business of any Restricted Person (but without waiving the requirements of Majority Lenders' consent to any sale, transfer, assignment or other disposition in violation of any Loan Document), except proceeds of any sale, transfer, assignment or other disposition of property which is permitted by Section 7.5 (a) or Section 7.5(b).

        (d)  Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        Section 2.7.    Optional Prepayments.    Borrower may, upon five Business Days' notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $1,000,000 or any higher integral multiple of $1,000,000, so long as Borrower does not prepay any Eurodollar Loan, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction; provided that Borrower may prepay any Eurodollar Loan so long as such prepayment shall be accompanied by all reimbursement amounts payable pursuant to Section 3.5. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

ARTICLE III—Payments to Lenders

        Section 3.1.    General Procedures.    Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 11:00 a.m., New York, New York time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

        (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

        (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

        (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

        (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection provided that if any Lender then owes payments to Agent under Section 9.9, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to Agent, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

        Section 3.2.    Capital Reimbursement.    If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, upon demand by such Lender Party, Borrower will pay to Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender Party's Loans or commitments under this Agreement.

        Section 3.3.    Increased Cost of Eurodollar Loans.    If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

        (a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located); or

        (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of LIBOR Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

        (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

        Section 3.4.    Availability.    If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the LIBOR Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

        Section 3.5.    Funding Losses.    In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity. Notwithstanding the foregoing, Borrower shall not be obligated to pay any claim for compensation pursuant to this Section 3.5 arising or accruing more than nine (9) months prior to the date Borrower is notified of the applicable Lender Party's demand for such compensation.

        Section 3.6.    Reimbursable Taxes.    Borrower covenants and agrees that:

        (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender Party or any Applicable Lending Office of such Lender Party by any jurisdiction in which such Lender Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

        (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

        (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

        (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender Party providing the forms or statements, (y) the Internal Revenue Code, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

        Section 3.7.    Change of Applicable Lending Office.    Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Sections 3.2 through 3.6.

        Section 3.8.    Replacement of Lenders.    If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety days thereafter—provided no Event of Default then exists—Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (a) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under Section 3.2 through 3.6 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

ARTICLE IV—Conditions Precedent to Lending

        Section 4.1.    Documents to be Delivered.    No Lender has any obligation to make its first Loan, unless Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Agent:

        (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

        (b) Each Note.

        (c) Each Security Document listed in the Security Schedule.

        (d) Certain certificates of Borrower including:

        (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

        (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

        (e) Certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

        (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

        (g) A favorable opinion of Brobeck, Phleger & Harrison LLP, counsel for Restricted Persons, substantially in the form set forth in Exhibit E.

        (h) The Initial Financial Statements.

        (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

        (j) True, correct and complete executed copies of the Operative Documents.

        (k) Payment of all commitment, facility, agency and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

        Section 4.2.    Additional Conditions Precedent.    No Lender has any obligation to make any Loan (including its first), unless the following conditions precedent have been satisfied:

        (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

        (b) No Default shall exist at the date of such Loan.

        (c) No Material Adverse Change shall have occurred since the date of the audited annual Initial Financial Statements.

        (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

        (e) The making of such Loan not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

        (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

        (g)  Prior to the making of the first Loan, Agent shall have completed its review of such financial statements, contracts, operating plans, compliance with applicable regulations, projected financial performance, accounting and operating procedures and systems, cash collection systems, reimbursement systems and other information systems of the Restricted Persons as Agent may require.

ARTICLE V—Representations and Warranties

        To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

        Section 5.1.    No Default.    No event has occurred and is continuing which constitutes a Default.

        Section 5.2.    Organization and Good Standing.    Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein (a) the character of the properties owned or held by it, the loss of ownership or control of which would result in a Material Adverse Change ("Material Properties"), or (b) the nature of the business transacted by it makes such qualification necessary, except such jurisdictions, if any, where the failure to be so qualified and in good standing, whether considered individually or when aggregated with all other such failures, would not have a material adverse effect on Borrower's ability to perform its obligations under this Agreement.

        Section 5.3.    Authorization.    Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

        Section 5.4.    No Conflicts or Consents.    The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, except where any such conflict could not reasonably be expected to result in a Material Adverse Change, (b result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

        Section 5.5.    Enforceable Obligations.    This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

        Section 5.6.    Initial Financial Statements.    Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in Section 5.6 of the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

        Section 5.7.    Other Obligations and Restrictions.    No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

        Section 5.8.    Full Disclosure.    No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons or risks covered by insurance policies maintained by such Restricted Person) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made.

        Section 5.9.    Litigation.    Except as disclosed in the Initial Financial Statements or in Section 5.9 of the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could reasonably be expected to cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could reasonably be expected to cause a Material Adverse Change.

        Section 5.10.    Labor Disputes and Acts of God.    Except as disclosed in Section 5.10 of the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

        Section 5.11.    ERISA Plans and Liabilities.    All currently existing Plans are listed in Section 5.11 of the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in Section 5.11 of the Disclosure Schedule or a Disclosure Report, no ERISA Termination Event has occurred with respect to any Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan as defined in Section 4001 of ERISA. Except as set forth in Section 5.11 of the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any Plan, whether or not waived by the Secretary of the Treasury or his delegate, and

(b) the current value of each Plan's benefits does not exceed the current value of such Plan's assets available for the payment of such benefits by more than [***]*.

        Section 5.12.    Environmental and Other Laws.    Except as disclosed in Section 5.12 of the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws, except for such failures to comply which could not reasonably be expected to cause a Material Adverse Change; (b) to the best knowledge of Borrower, none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Substances into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Substances; (c) to the best knowledge of Borrower, no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Substances or that any Hazardous Substances have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Substance to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Substances. Each Restricted Person undertook, at the time of its acquisition of each of its material properties, all appropriate inquiry into the previous ownership and uses of the Property and any potential environmental liabilities associated therewith.

        Section 5.13.    Names and Places of Business.    No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure Schedule and except for any residual business associated with any trade name terminated prior to such five-year period. Except as otherwise indicated in Section 5.13 of the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. Except as indicated in Section 5.13 of the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

        Section 5.14.    Borrower's Subsidiaries.    Borrower does not, as of the date hereof, have any Subsidiary or own any stock in any other corporation or association except those listed in Section 5.14 of the Disclosure Schedule or a Disclosure Report. Borrower does not, as of the date hereof, have any Restricted Subsidiaries. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in Section 5.14 of the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Section 5.14 of the Disclosure Schedule.

        Section 5.15.    Government Regulation.    Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        Section 5.16.    Insider.    No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. §375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. §375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

        Section 5.17.    Solvency.    Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

        Section 5.18.    Title to Properties; Licenses.    Each Restricted Person has good and defensible title to all of the Collateral and to all of its Material Properties, free and clear of all Liens, encumbrances, or adverse claims other than Permitted Liens. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other Intellectual Property (as defined in the Security Documents) (or otherwise possesses the right to use such Intellectual Property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter. Except where failure to possess any of the foregoing will not result in a Material Adverse Change, no Restricted Person is in violation in any material respect of the terms under which it possesses such Intellectual Property or the right to use any Intellectual Property.

ARTICLE VI—Affirmative Covenants of Borrower

        To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

        Section 6.1.    Payment and Performance.    Subject to all applicable cure periods, Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document to which such Restricted Person is a party.

        Section 6.2.    Books, Financial Statements and Reports.    Each Restricted Person will at all times maintain full and accurate books of account and records consistent with a standard system of accounting, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

        (a)  As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Ernst & Young L.L.P., or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of the financial covenants set forth in Exhibit H attached hereto, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

        (b)  As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the financial covenants set forth in Exhibit H attached hereto and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

        (c)  Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

        (d)  As soon as possible, and in any event within thirty (30) days after the end of each calendar month, a Borrowing Base Report.

        Section 6.3.    Other Information and Inspections.    Each Restricted Person will furnish to each Lender any information which Agent may from time to time request concerning any provision of the Loan Documents, any Collateral, or any matter in connection with Restricted Persons' businesses, properties, prospects, financial condition and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

        Section 6.4.    Notice of Material Events and Change of Address.    Borrower will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

        (a)  occurrence of any Material Adverse Change,

        (b)  the occurrence of any Default,

        (c)  the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

        (d)  the occurrence of any ERISA Termination Event,

        (e)  [***]* or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties,

        (f)    the filing of any suit or proceeding against any Restricted Person in which an adverse decision could reasonably be expected to cause a Material Adverse Change,

        (g)  the commencement of any federal or state governmental or quasi-governmental investigation that could reasonably be expected to affect the eligibility of any Restricted Person for government reimbursement, including without limitation, any investigation relating to the Medicare or Medicaid programs or the Clinical Laboratory Improvement Act, and

        (h)  the change in the Fiscal Year of any Restricted Person.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or ERISA Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

        Section 6.5.    Maintenance of Properties.    Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all Material Properties in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times in the manner customary for companies in similar businesses.

        Section 6.6.    Maintenance of Existence and Qualifications.    Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure to maintain and preserve such existence, rights or franchises, or so to qualify will not cause a Material Adverse Change.

        Section 6.7.    Payment of Trade Liabilities, Taxes, etc.    Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days past the date the same becomes due, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it either (a) is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor or (b) has timely requested an extension of such payment obligation in accordance with applicable Law, or (c) has reasonably determined that the failure to timely pay could not reasonably be expected to result in a Material Adverse Change.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        Section 6.8.    Insurance.

        (a)  Each Restricted Person shall at all times maintain (at its own expense) insurance for its property in accordance with the Insurance Schedule and insurance with respect to all Collateral in such amounts, against such risks, in such form and which such financially sound and reputable insurers as shall be satisfactory to Agent from time to time. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (b) to provide for payment of losses to Agent as its interests may appear, (c) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without thirty days prior notice to Agent, (d) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (e) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain or cause to be maintained insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with Insurance Schedule; provided that in lieu of such insurance Borrower and each other Restricted Person may maintain or cause to be maintained a system or system of self-insurance reasonably satisfactory to Majority Lenders that will accord with the approved practices of companies in similar businesses and with similar assets.

        (b)  Each policy for liability insurance shall provide for all losses to be paid on behalf of Agent (for the benefit of Lenders) and Restricted Persons as their respective interests may appear, and each policy insuring loss or damage to Collateral shall provide for all losses to be paid directly to Agent. Each such policy shall in addition (A) name the appropriate Restricted Person and Agent and Lenders as insured parties thereunder (without any representation or warranty by or obligation upon Agent or Lenders) as their interests may appear, (B) contain the agreement by the insurer that any loss thereunder shall be payable to Agent notwithstanding any action, inaction or breach of representation or warranty by any Restricted Person, (C) provide that there shall be no recourse against Agent or Lenders for payment of premiums or other amounts with respect thereto and (D) provide that at least thirty (30) days' prior written notice of cancellation or of lapse shall be given to Agent by the insurer. Each Restricted Person will, if so requested by Agent, deliver to Agent certificates evidencing such insurance and, as often as Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Restricted Person will also, at the request of Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. Agent is hereby authorized to enforce payment under all such insurance policies and to compromise and settle any claims thereunder, in its own name or in the name of the Restricted Persons.

        Section 6.9.    Performance on Borrower's Behalf.    If any Restricted Person fails to pay any taxes (subject to the conditions of Section 3.6), insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

        Section 6.10.    Interest.    Borrower hereby promises to each Lender Party to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due to such Lender Party. Such interest shall accrue from the date such Obligations become due to the applicable Lender Party until they are paid.

        Section 6.11.    Compliance with Agreements and Law.    Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto and will maintain in good standing all licenses that may be necessary or appropriate to carry on its business, except where such failure could not be expected to result in a Material Adverse Change.

        Section 6.12.    Environmental Matters; Environmental Reviews.

        (a)  Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. No Restricted Person will do anything or permit anything to be done which will subject any of its Material Properties to any material remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, except where such noncompliance could not reasonably be expected to result in a Material Adverse Change. Upon Agent's reasonable request, at any time and from time to time, but so long as no Event of Default has occurred and is continuing, not more than once per calendar year, Borrower will provide at its own expense an environmental inspection of any of the Restricted Persons' Material Properties and audit of their environmental compliance procedures and practices, in each case from an engineering or consulting firm approved by Agent.

        (b)  Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which Borrower otherwise has notice, pending or threatened against any Restricted Person by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with any Restricted Person's ownership or use of its properties or the operation of its business.

        (c)  Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with any Restricted Person's ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Substance at any location.

        Section 6.13.    Evidence of Compliance.    Each Restricted Person will furnish to each Lender at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

        Section 6.14.    Bank Accounts; Offset.    To secure the repayment of the Obligations Borrower hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender, and (c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

        Section 6.15.    Guaranties of Substantial Subsidiaries.    Each Substantial Subsidiary of Borrower, whether existing or created, acquired or coming into existence after the date hereof, shall promptly execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the

Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be substantially in the form of Exhibit I attached hereto. Each Substantial Subsidiary existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each Substantial Subsidiary to deliver to Agent, simultaneously with its delivery of such a guaranty, (a) written evidence satisfactory to Agent and its counsel that such Substantial Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute and (b) an acknowledgment in form and substance satisfactory to Agent pursuant to which such Substantial Subsidiary acknowledges and agrees that it is a Restricted Person and is subject to all representations, warranties, covenants and agreements of the Loan Documents which pertain to Restricted Persons.

        Section 6.16.    Agreement to Deliver Security Documents.    Promptly upon any Subsidiary of Borrower becoming a Substantial Subsidiary, Borrower shall deliver to Agent a pledge agreement substantially in the form of Exhibit J attached hereto pursuant to which Borrower shall grant a security interest in all of Borrower's ownership interests in such Substantial Subsidiary. Borrower also agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements continuation statements, extension agreements, acknowledgments, and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, protecting and perfecting Liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person.

        Section 6.17.    Financial Covenants.    Borrower will comply with all financial covenants set forth in Exhibit H attached hereto.

ARTICLE VII—Negative Covenants of Borrower

        To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

        Section 7.1.    Indebtedness.    No Restricted Person will in any manner owe or be liable for Indebtedness except:

        (a)  the Obligations.

        (b)  unsecured Indebtedness among Borrower and the Guarantors arising in the ordinary course of business.

        (c)  Indebtedness outstanding under the Operative Documents.

        (d)  existing Indebtedness which is described in the Disclosure Schedule.

        (e)  In addition to the Indebtedness described in 7.1(a), (b), (c) and (d), the unsecured indebtedness of Borrower and other Restricted Persons incurred in the ordinary course of business, other than for money borrowed, which, in the aggregate, shall not exceed [***]* at any time.

        Section 7.2.    Limitation on Liens.    Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        Section 7.3.    Hedging Contracts.    No Restricted Person will be a party to or in any manner be liable on any Hedging Contract except contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds fifty percent (50%) of the anticipated outstanding principal balance of the Indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency.

        Section 7.4.    Limitation on Mergers, Issuances of Securities.    Other than to effect a Permitted Acquisition, no Restricted Person will merge or consolidate with or into any other Person except that any Subsidiary of Borrower may be merged into or consolidated with (a) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (b) Borrower, so long as Borrower is the surviving business entity. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

        Section 7.5.    Limitation on Sales of Property.    No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income in excess of [***]*, provided that the proceeds of any such discount, sale, pledge or assignment, shall be used to prepay the principal of the Loans, except, to the extent not otherwise forbidden under the Security Documents:

        (a)  equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

        (b)  inventory which is sold in the ordinary course of business on ordinary trade terms.

        Section 7.6.    Limitation on Dividends and Redemptions.    No Restricted Person will declare or make any Distribution, other than (a) Distributions payable to Borrower or to Guarantors which are Subsidiaries of Borrower, to the extent not in violation of the investment restrictions of Section 7.7, (b) Distributions by a Restricted Person payable only in such Restricted Person's common stock, so long as Borrower's interest in any of its Subsidiaries is not thereby reduced, (c) distributions by Borrower of its equity securities or rights to acquire securities to implement a shareholder rights plan, and (d) long as no Default or Event of Default would exist after giving effect thereto(i) cash dividends to shareholders of Borrower and (ii) cash payments to shareholders of Borrower for the purpose of repurchasing Borrower's shares pursuant to a stock repurchase program authorized by Borrower's board of directors; provided that (i) and (ii) combined in an aggregate amount shall not to exceed [***]* of Net Income per Fiscal Year.

        Section 7.7.    Limitation on Investments and New Businesses.    Except for Permitted Investments, no Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (c) make any acquisitions of or capital contributions to or other Investments in any Person or property, other than Permitted Investments and Permitted Acquisitions.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        Section 7.8.    Limitation on Credit Extensions.    Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (b) loans to Borrower, and (c) advances to employees in the ordinary course of business.

        Section 7.9.    Transactions with Affiliates.    Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries.

        Section 7.10.    Prohibited Contracts.    Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any Multiemployer Plan as defined in Section 4001 of ERISA.

ARTICLE VIII—Events of Default and Remedies

        Section 8.1.    Events of Default.    Each of the following events constitutes an Event of Default under this Agreement:

        (a)  Any Restricted Person fails to pay the outstanding principal amount of the Loans on the Maturity Date or, if earlier, the day on which the obligations of Lenders to make Loans hereunder have been terminated or the Notes have been accelerated;

        (b)  Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

        (c)  Any "default" or "event of default" occurs under any Loan Document or any Operative Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document or Operative Document;

        (d)  Any Restricted Person fails to duly observe, perform or comply with Section 6.4 or any provision of Article VII;

        (e)  Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

        (f)    Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made and either (i) the fact or condition which made such representation or warranty incorrect, false or misleading is not curable or remediable or (ii) the fact or condition which made such representation incorrect, false or misleading shall not have been cured or remediated within thirty days after the earlier of (x) written notice thereof and (y) the date on which a senior officer of the applicable Restricted Person shall have notice thereof, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

        (g)  Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

        (h)  Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $1,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness in excess of $1,000,000 is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

        (i)    Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $100,000 exists with respect to any Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any ERISA Termination Event occurs with respect to any Plan and the then current value of such Plan's benefit liabilities exceeds the then current value of such Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a ERISA Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

        (j)    Any Restricted Person:

            (i)  suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

          (ii)  commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii)  suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv)  suffers the entry against it of a final judgment for the payment of money in excess of [***]* (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (v)  suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

        (k)  Any Change of Control occurs; and

        (l)    Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

        Section 8.2.    Remedies.    If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

ARTICLE IX—Agent

        Section 9.1.    Appointment and Authority.    Each Lender Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any Lender Party or any holder of any participation in a Note nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender to Agent of any Default or Event of Default, Agent shall promptly notify each other Lender thereof.

        Section 9.2.    Exculpation, Agent's Reliance, Etc.    Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

        Section 9.3.    Credit Decisions.    Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

        Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort and otherwise and including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Substances found in or released into the environment).

        THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

        Section 9.5.    Rights as Lender.    In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

        Section 9.6.    Sharing of Set-Offs and Other Payments.    Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

        Section 9.7.    Investments.    Whenever Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lender Parties, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lender Parties (other than to the Person who is Agent in its separate capacity as a Lender Party) shall be held by Agent pending such distribution solely as Agent for such Lender Parties, and Agent shall have no equitable title to any portion thereof.

        Section 9.8.    Benefit of Article IX.    The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

        Section 9.9.    Resignation.    Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

        Section 9.10    Certain Titles.    Notwithstanding any other provision of this Agreement or any of the other Loan Documents, any Lenders designated on the cover page of this Agreement or elsewhere herein as "Syndication Agent," "Co-Agent" or any similar designation are named as such for recognition purposes only, and in their capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

ARTICLE X—Miscellaneous

        Section 10.1.    Waivers and Amendments; Acknowledgments.

        (a)  Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(g)), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, (7) release all or substantially all of the Collateral, or (8) amend this Section 10.1(a).

        (b)  Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

        (c)  Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 10.2.    Survival of Agreements; Cumulative Nature.    All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

        Section 10.3.    Notices.    All notices, demands, approvals, consents and other communications to be made under any Loan Document to or by the parties thereto must, to be effective for purpose of such Loan Document, be in writing. Notices, demands and other communications required or permitted under any Loan Document are to be sent to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the Lenders Schedule and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or (C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (B) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to clause (C) shall be deemed received five days following deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

        Section 10.4.    Payment of Expenses; Indemnity.

        (a)  Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document or transaction referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including without limitation attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) any Restricted Person's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section), any attempt to cure any breach thereunder by any Restricted Person, or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

        (b)  Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, broker's fees, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise). Among other things, the foregoing indemnification covers all liabilities and costs incurred by any Lender Party related to any breach of a Loan Document by a Restricted Person, any bodily injury to any Person or damage to any Person's property, or any violation or noncompliance with any Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous Substances found in or released into the environment.

        THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, trustee, attorney, employee, representative and Affiliate of or for such Person.

        Notwithstanding the foregoing, for purposes of this section, Losses will not include and Borrower will not be required to pay (i) income taxes on the interest accruing on, or the fee income required to be paid in connection with, the Loans, or (ii) legal fees or other costs incurred or suffered by anyone other than Agent in connection with the negotiation or execution of this Agreement or in connection with due diligence undertaken before the execution of this Agreement. Losses will include, however, income taxes payable by any Lender Party because of Borrower's payment or reimbursement of other Losses suffered by such Lender Party, to the extent (if any) such additional taxes are not offset by tax savings to such Lender Party because of the other Losses paid or reimbursed by Borrower.

        Further, if any Lender Party receives a refund of Losses paid on its behalf or reimbursed to it by Borrower pursuant to this section, such Lender Party shall promptly shall pay to Borrower the amount of such refund, plus or minus any net tax benefits or detriments realized by such Lender Party as a result of such refund and such payment to Borrower; provided, that the amount payable to Borrower shall not exceed the amount of the indemnity payment in respect of such refunded Losses that was made by Borrower. If it is subsequently determined that the Lender Party was not entitled to the refund, the portion of such refund that is repaid or recaptured will be treated as a Loss for which Borrower must indemnify such Lender Party pursuant to this section. If, in connection any such refund, a Lender Party also receives an amount representing interest on the refund, the Lender Party shall promptly pay to Borrower the amount of such interest, plus or minus any net tax benefits or detriments realized by the Lender Party as a result of the receipt or accrual of such interest and as a result of the such payment to Borrower; provided, that no Lender Party will be required to make any such payment in respect of the interest (if any) that is fairly attributable to a period before Borrower paid for or reimbursed the Losses refunded. As used in this paragraph, the term "tax benefit" will not include a reduction of taxes that are subject to indemnification by Borrower pursuant to this section except to the extent (if any) that Borrower has previously paid or reimbursed such taxes. As used in this paragraph, the term "refund" shall be deemed to include credits to the extent they actually reduce taxes that would otherwise be payable by the Lender Party receiving such credits and that are not subject to indemnification by Borrower pursuant to this section. Notwithstanding the foregoing, in no event shall any Lender Party be required to make any payment to Borrower pursuant to the foregoing provisions when any Event of Default has occurred and is continuing.

        Section 10.5.    Joint and Several Liability; Parties in Interest; Assignments.

        (a)  All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan

Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

        (b)  No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person unless the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

        (c)  Except for sales of participations under the immediately preceding subsection, no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

            (i)  Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Credit Amount of both the assignor and assignee shall equal or exceed $5,000,000.

          (ii)  The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit F, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (1) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (2) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

          (iii)  Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

        (d)  Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

        (e)  By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agent and each other Lender Party that such assignee understands and agrees to the terms hereof, including Article IX hereof.

        (f)    Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

        Section 10.6.    Confidentiality.    Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by any Restricted Person pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any Tribunal, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.

        Section 10.7.    Governing Law.    Except to the extent that the Law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the Laws of the State of California and shall be construed and enforced in accordance with and governed by the Laws of the State of California and the Laws of the United States of America, without regard to principles of conflicts of law.

        Section 10.8.    Limitation on Interest.    Lender Parties, Restricted Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be contracted for, charged, or received by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

        Section 10.9.    Termination; Limited Survival.    In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

        Section 10.10.    Severability.    If any term or provision of any Loan Document or the application thereof shall to any extent be held by a court of competent jurisdiction to be invalid and unenforceable, the remainder of such document, or the application of such term or provision other than to the extent to which it is invalid or unenforceable, shall not be affected thereby.

        Section 10.11.    Counterparts; Fax.    This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

        Section 10.12.    Waiver of Jury Trial, Punitive Damages, etc.    Borrower and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any "Special Damages", as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

        IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

SPECIALTY LABORATORIES, INC. Borrower
By:
/s/ Frank J. Spina Name: Frank J. Spina Title: Chief Financial Officer
Address: 2211 Michigan Avenue Santa Monica, California 90404 Attention: Frank J. Spina Fax: (310) 586-7235

BNP PARIBAS Agent and Lender
By:	/s/ C. DAVID YATES
Name: C. David Yates Title: Managing Director
Address:
787 7th Avenue, 32nd Floor New York, New York 10019 Attention: Brock Harris Fax: (212) 841-2292 With a copy to:
Three Ravinia Drive Suite 1750 Atlanta, Georgia 30346 Attention: David Yates Fax: (770) 350-5922

UNION BANK OF CALIFORNIA, N.A., Lender
By:	/s/ RICHARD A. MADSEN
Name: Richard A. Madsen Title: Regional Vice President
Address: 445 South Figueroa Street, 10th Floor MC: G10-080 Los Angeles, CA 90071 Attention: Richard A. Madsen Fax: (213) 236-4013

U.S. BANK NATIONAL ASSOCIATION, Lender
By:	/s/ CHRISTIAN E. STEIN III
Name: Christian E. Stein III Title: Vice President
Address: One U.S. Bank Plaza 7th & Washington St. Louis, MO 63101 Attention: Christian E. Stein III Fax: (314) 481-8394

ALLIED IRISH BANKS, P.L.C., Lender
By:	/s/ HILARY PATTERSON
Name: Hilary Patterson Title: Vice President
By:	/s/ TONY O'REILLY
Name: Tony O'Reilly Title: Vice President
Address: AIB Corporate Banking NY Allied Irish Banks plc Suite 1005 405 Park Avenue New York, New York 10022 Attention: Hilary Patterson Fax: (212) 339.8325

BANK LEUMI USA, Lender
By:	/s/ JACQUES V. DELVOYE
Name: Jacques V. Delvoye Title: Vice President
Address: 8383 Wilshire Blvd. #400 Beverly Hills, California 90211 Attention: Jacques Delvoye Fax: (323) 966 4248

MANUFACTURERS BANK, A California Banking Corporation, Lender
By:	/s/ SANDY LEE
Name: Sandy Lee Title: Vice President
Address: 515 S. Figueroa Street Los Angeles, CA 90071 Attention: Sandy Lee Fax: (213) 489-6028

FIRST UNION NATIONAL BANK, Lender
By:	/s/ DOUGLAS T. DAVIS
Name: Douglas T. Davis Title: Director
Address: One Wachovia Center, 5th Floor 301 South College Street NC 0760 Charlotte, NC 28288-0760 Attention: Kirk Tesch Fax: (704) 374-4793

SCHEDULE 1

DISCLOSURE SCHEDULE

        To supplement the following sections of the Agreement of which this Schedule is a part, Borrower hereby makes the following disclosures:

Section 5.6.	Initial Financial Statements:
[None.]
Section 5.7.	Other Obligations and Restrictions:
[None.]
Section 5.9.	Litigation:
[None.]
Section 5.10.	Labor Disputes and Acts of God:
[None.]
Section 5.11.	ERISA Plans and Liabilities:
[None.]
Section 5.12.	Environmental and Other Laws:
[None.]
Section 5.13.	Names and Places of Business:
[None.]
Section 5.14.	Borrower's Subsidiaries:
BVI Specialty Laboratories International, Ltd. ("SLIL"), which is a wholly-owned Subsidiary of Borrower
Specialty Laboratories Asia Private, Ltd., which is 60% owned by SLIL, with the remaining 40% owned by partners that are not Affiliates of Borrower.
Section 7.1.	Existing Indebtedness:
Approximately $2.5 million in long term liabilities attributable to deferred compensation, annuity payments to a former employee and software installment costs.

SCHEDULE 2

SECURITY SCHEDULE

        1.    Security Agreement of even date herewith executed by Borrower in favor of Agent for the benefit of Lenders.

        2.    Financing Statement naming Borrower as debtor and Agent as secured party filed with the Secretary of State of California.

SCHEDULE 4

LENDERS SCHEDULE

	Percentage Share	Amount
Domestic Lending Office:
BNP Paribas 787 7th Avenue, 32nd Floor New York, New York 10019 Attention: Brock Harris Fax: (212) 841-2292	20%	$8,000,000
With a copy to:
Three Ravinia Drive Suite 1750 Atlanta, Georgia 30346 Attention: David Yates Fax: (770) 350-5922
Eurodollar Lending Office:
Same.
Domestic Lending Office:
Union Bank of California, N.A. 445 South Figueroa Street, 10th Floor MC: G10-080 Los Angeles, CA 90071 Attention: Richard A. Madsen Fax: (213) 236-4013	20%	$8,000,000
Eurodollar Lending Office:
Same.
Domestic Lending Office:
U.S. Bank National Association One U.S. Bank Plaza 7th & Washington St. Louis, MO 63101 Attention: Christian E. Stein III Fax: (314) 481-8394	20%	$8,000,000
Eurodollar Lending Office:
Same.

Domestic Lending Office:
First Union National Bank One Wachovia Center, 5th Floor 301 South College Street NC 0760 Charlotte, NC 28288-0760 Attention: Kirk Tesch Fax: (704) 374-4793	20%	$8,000,000
Eurodollar Lending Office:
Same.
Domestic Lending Office:
Allied Irish Banks p.l.c. AIB Corporate Banking NY Allied Irish Banks plc Suite 1005 405 Park Avenue New York, New York 10022 Attention: Hilary Patterson Fax: (212) 339.8325	10%	$4,000,000
Eurodollar Lending Office:
Same.
Domestic Lending Office:
Manufacturers Bank, A California Banking Corporation 515 S. Figueroa Street Los Angeles, CA 90071 Attention: Sandy Lee Fax: (213) 489-6028	5%	$2,000,000
Eurodollar Lending Office:
Same.
Domestic Lending Office:
Bank Leumi USA 8383 Wilshire Blvd. #400 Beverly Hills, California 90211 Attention: Jacques Delvoye Fax: (323) 966 4248	5%	$2,000,000
Eurodollar Lending Office:
Same.

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EXHIBIT A

PROMISSORY NOTE

$	Santa Monica, California	*[Date]

        FOR VALUE RECEIVED, the undersigned, Specialty Laboratories, Inc., a California corporation (herein called "Borrower"), hereby promises to pay to the order of                        , a *[                        state banking corporation] *[national banking association] (herein called "Lender"), the principal sum of                        Dollars ($                         ), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent under the Credit Agreement,                        or at such other place within New York, New York, as from time to time may be designated by the holder of this Note.

        This Note (a) is issued and delivered under that certain Credit Agreement dated as of March 22, 2002 among Borrower, BNP Paribas, as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

        The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on                        , 2005.

        So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted LIBOR Rate in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by

1

reference to the Highest Lawful Rate in the definitions of Base Rate, LIBOR Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

        Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

        If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

        Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

        This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of California (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

SPECIALTY LABORATORIES, INC.
By:
Name: Title:

2

EXHIBIT B

BORROWING NOTICE

        Reference is made to that certain Credit Agreement dated as of March 26, 2002 (as from time to time amended, the "Agreement"), by and among Specialty Laboratories, Inc. ("Borrower"), BNP Paribas, as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2(a) of the Agreement as follows:

Aggregate amount of Borrowing:	$
Type of Loans in Borrowing:
Date on which Loans are to be advanced:
Length of Interest Period for Eurodollar Loans (1, 3 or 6 months):	months
If combined with existing Loans see attached Continuation/Conversion Notice.

        To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

          (a)  The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

          (b)  The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c)  There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Advances hereby requested in compliance with Section 2.4 of the Agreement*[.] *[for the following purposes:]

          (d)  Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

          (e)  The aggregate outstanding amount of the Loans, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

          (f)    The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

        The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

        IN WITNESS WHEREOF, this instrument is executed as of                        , 20    .

SPECIALTY LABORATORIES, INC.
By:
Name: Title:

2

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

        Reference is made to that certain Credit Agreement dated as of March 26, 2002 (as from time to time amended, the "Agreement"), by and among Specialty Laboratories, Inc. ("Borrower"), BNP Paribas, as Agent, and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

        Borrower hereby requests a Conversion or Continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

        Existing Borrowing(s) to be continued or converted:

          $                  of Eurodollar Loans with Interest Period ending

          $                  of Base Rate Loans

          If being combined with new Loans, $                  of new Loans to be advanced on

Aggregate amount of new Borrowing:	$
Type of Loans in new Borrowing:
Type of Loans in new Borrowing:
Date of Continuation or Conversion:
Length of Interest Period for Eurodollar Loans (1, 3 or 6 months):	months

        To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

          (a)  The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

          (b)  There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

          (c)  The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

        The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

        IN WITNESS WHEREOF this instrument is executed as of                        .

SPECIALTY LABORATORIES, INC.
By:
Name: Title:

EXHIBIT D

CERTIFICATE ACCOMPANYING
FINANCIAL STATEMENTS

        Reference is made to that certain Credit Agreement dated as of March 26, 2002 (as from time to time amended, the "Agreement"), by and among Specialty Laboratories, Inc. ("Borrower"), BNP Paribas, as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

        This Certificate is furnished pursuant to Section 6.1(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at                        (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

          (a)  the officer of Borrower signing this instrument is the duly elected, qualified and acting                        of Borrower and as such is Borrower's chief financial officer;

          (b)  the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

          (c)  attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of the financial covenants set forth in Exhibit H to the Agreement *[and Borrower's non-compliance as of such date with the requirements of the financial covenants set forth in Exhibit H to the Agreement];

          (d)  on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section [6.4] of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s)                         of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

          (e)  *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

        The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

        IN WITNESS WHEREOF, this instrument is executed as of                        , 20    .

SPECIALTY LABORATORIES, INC.
By:	Name: Title:

EXHIBIT F

ASSIGNMENT AND ACCEPTANCE

        Reference is made to the Credit Agreement dated as of , 20            (the "Credit Agreement") among Specialty Laboratories, Inc., a California corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and BNP Paribas, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

        The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

        1.    The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

        2.    The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

        3.    The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section [            ] thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section [            ].

        4.    Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1.

        5.    Upon such acceptance and recording by Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

        6.    Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

        7.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of California.

        8.    This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

        IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

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SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:	%
Assignee's Commitment:	$
Aggregate outstanding principal amount of Loans assigned:	$
Principal amount of Note payable to Assignee:	$
Principal amount of Note payable to Assignor:	$
Effective Date (if other than date of acceptance by Agent):	* , 20

[NAME OF ASSIGNOR], as Assignor
By:	Title:
Dated: , 20
[NAME OF ASSIGNEE], as Assignee
By:	Title:
Domestic Lending Office:
Eurodollar Lending Office:
*
This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Agent.

Accepted [and Approved] **
this    day of                        , 20

BNP PARIBAS

By:  ____________________________________

        Title:

          ** Required if the Assignee is an Eligible Assignee solely by reason of subsection (iii) of the definition of "Eligible Assignee".

EXHIBIT G
Borrowing Base

        Borrowing Base Report for period beginning                        and ending                        ("Current Period") delivered pursuant to that certain Credit Agreement dated as of March 26, 2002 (as from time to time amended, the "Agreement") by and among Specialty Laboratories, Inc., B.P. Paribas, as Agent, and certain financial institutions. Capitalized terms used and not otherwise defined herein have the meanings given them in the Agreement.

Accounts Receivable

1.	Balance of Accounts as of the end of the Current Period	$

Ineligible Accounts as of the end of the Current Period:

2.	Accounts more than 60 days from invoice date	$
3.	All of the Accounts of Account Debtor(s) if 20% of the dollar amount of all Accounts of such Account Debtor(s) are ineligible Accounts	$
4.
	That portion of Accounts of Account Debtor(s) in excess of 20% of the dollar amount of the total Accounts for the Current Period (Line 1), except to the extent such portions have previously been excluded under other provisions hereof	$
5.	Intercompany and Affiliate Accounts
6.	Government Accounts
7.	Accounts subject to any dispute or set off.
8.	Foreign Accounts
9.	Other ineligible Accounts
10.	Total Ineligible Accounts for the Current Period (Add Lines 2 through 9)	$

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11.	Total Eligible Accounts for the Current Period (Line 1 - Line 10)	$
12.	Multiplied by 85% (Borrowing Base)	$
13.	Aggregate Loan balance per last Borrowing Base Report		$
14.	Less net payments		$
15.	Plus Loans since date of last Borrowing Base Report		$
16.	Total Balance (Line 13 minus line 14 plus line 15)		$
17.
	Borrowing Base (Line 12) minus Total Balance (Line 16) which equals the amount available for borrowing, subject to the terms of the Agreement, if positive; or subject to the terms of the Agreement, amount to be repaid, if negative		$

        The undersigned hereby certifies that the above information and computations are true and correct as of the date hereof and may be relied upon by Lenders as a basis for advancing any credit to Borrower, and that no Default or Event of Default has occurred and is continuing under the Agreement.

SPECIALTY LABORATORIES, INC.
By:
Name:

3

EXHIBIT H

FINANCIAL COVENANTS

        This Exhibit H is attached to and made a part of the Credit Agreement dated as of March 26, 2002, among Specialty Laboratories, as borrower (in such capacity, ABorrower@), BNP Paribas, as Agent, and the lenders referred to therein (as from time to time amended, modified or restated, the ACredit Agreement@).

Part I—Defined Terms

        In this Exhibit H, capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement; and the following capitalized terms shall have the following meanings:

        "Adjusted EBITDA" means, for any fiscal period of Borrower, the Net Income for such period, plus the amounts (if any) which, in the determination of such Net Income have been deducted for (a) interest expense, (b) income tax expense, (c) rent expense under the Operative Documents, (d) depreciation, (e) amortization, (f) one-time non-recurring expenses, and (g) stock-based compensation.

        AAdjusted Current Assets@ means, as of any date of determination, the Consolidated Current Assets minus the sum of (without duplication) (a) the aggregate amount of cash and Cash Equivalents of Borrower and its properly Consolidated Subsidiaries as of such date plus (b) the aggregate amount of all other unencumbered marketable securities of Borrower and its properly Consolidated Subsidiaries which are classified as short term investments in accordance with GAAP.

        ACapital Expenditures@ means expenditures for the acquisition, construction, improvements or replacement of land, buildings, equipment or other fixed or capital assets or leaseholds.

        ACash Collateral Agreement@ means the Pledge Agreement of even date herewith executed in connection with the Operative Documents pursuant to which Borrower has granted a security interest in cash collateral to secure its obligations under the Operative Documents.

        "Consolidated Current Assets" means, as of any date of determination, the aggregate Current Assets of Borrower and its properly Consolidated Subsidiaries.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate Current Liabilities of Borrower and its properly Consolidated Subsidiaries.

        "Consolidated Net Worth" means the excess of (a) the Consolidated Total Assets over (b) the Consolidated Total Liabilities.

        AConsolidated Senior Debt@ means, as of the date of determination thereof, the aggregate Indebtedness of Borrower and its properly Consolidated Subsidiaries which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, the date of the creation thereof and which has not been subordinated in right of payment in any respect to the Obligations.

        "Consolidated Total Assets" means, as of the date of any determination thereof, the total assets of Borrower and its properly Consolidated Subsidiaries.

        "Consolidated Total Liabilities" means, as of the date of any determination thereof, the total Liabilities of Borrower and its properly Consolidated Subsidiaries.

        "Current Assets" means, with respect to any Person, all assets of such Person treated as current assets in accordance with GAAP.

1

        "Current Liabilities" means, with respect to any Person, all Liabilities of such Person treated as current Liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such Liabilities or obligations which are renewable or extendable at the option of such Person to a date more than one year from the date of determination.

        "Fixed Charges" means, for any fiscal period of Borrower, the sum (without duplication of any item) of the following charges or costs incurred or paid by Borrower and its properly Consolidated Subsidiaries: (a) gross interest expense, plus (b) amortization of principal, and debt discount in respect of all Indebtedness during such period, plus (c) rent payable under the Operative Documents during such period, plus (d) cash taxes payable during such period, plus (e) cash dividends paid during such period.

        "Net Income" means, for any fiscal period of Borrower, the aggregate net income earned (or net losses incurred) during such period by Borrower and its properly Consolidated Subsidiaries.

        "Rolling Four Quarter Period" means a period of four consecutive Fiscal Quarters.

        AStipulated Loss Value@ has the meaning given such term in the Operative Documents.

Part II—Financial Covenants

        Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of the Credit Agreement, unless Majority Lenders have previously agreed otherwise:

1.
Current Ratio. Borrower shall maintain a ratio of Adjusted Current Assets to Consolidated Current Liabilities of [***]* on the last day of each Fiscal Quarter.

2.
Minimum Net Worth. Borrower shall not permit its Consolidated Net Worth as of the last day of each Fiscal Quarter to be less than the sum of $100,000,000 plus fifty percent of Borrower's Consolidated Net Income (computed without deduction for net losses in any Fiscal Year) earned in each Fiscal Year since the Fiscal Year ending December 31, 2001.

3.
Covenant Senior Leverage Ratio. Borrower shall not permit the ratio of (a) the remainder of (i) [***]*

4.
Minimum Fixed Charge Coverage. Borrower shall not permit the ratio of (a) Adjusted EBITDA for any Rolling Four Quarter Period minus the aggregate Capital Expenditures made by Borrower and its properly Consolidated Subsidiaries during such Rolling Four Quarter Period to (b) Fixed Charges for the same Rolling Four Quarter Period, to be [***]*.

5.
Capital Expenditures. Borrower shall not permit the aggregate amount of Capital Expenditures made by Borrower and its properly Consolidated Subsidiaries in any Fiscal Year to exceed [***]*; however, this limitation shall exclude any Capital Expenditures related to Borrower's construction of its new facility in Valencia, California.

* PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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QuickLinks

CREDIT AGREEMENT
TABLE OF CONTENTS
CREDIT AGREEMENT
ARTICLE I— Definitions and References
ARTICLE II— The Loans
ARTICLE III— Payments to Lenders
ARTICLE IV— Conditions Precedent to Lending
ARTICLE V— Representations and Warranties
ARTICLE VI— Affirmative Covenants of Borrower
ARTICLE VII— Negative Covenants of Borrower
ARTICLE VIII— Events of Default and Remedies
ARTICLE IX—Agent
ARTICLE X—Miscellaneous
DISCLOSURE SCHEDULE
SECURITY SCHEDULE
LENDERS SCHEDULE
PROMISSORY NOTE
BORROWING NOTICE
CONTINUATION/CONVERSION NOTICE
CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS
ASSIGNMENT AND ACCEPTANCE
SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE
EXHIBIT G Borrowing Base
FINANCIAL COVENANTS
Part I—Defined Terms
Part II—Financial Covenants